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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005 (except for Notes 2 and 12, as to which the dates are August 8, 2005 and September 15, 2005, respectively), in Amendment No. 6 to the Registration Statement (Form S-1, No. 333-122581) and related Prospectus of Intarcia Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Palo Alto, California September 15, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM